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                                                                   Exhibit 10.20


                                 LOAN AGREEMENT


           This Loan Agreement ("Agreement") is made as of February 1, 2001, by and between Golden Bear Real Estate, L.L.C., a Delaware limited liability company (the "Lender"), and Robert M. Calderoni (the "Borrower").

                                    RECITALS
                                    --------

           Borrower is borrowing from Lender, and Lender is lending to Borrower, Four Million Dollars ($4,000,000) (the "Principal Amount").

                                    AGREEMENT
                                    ---------

           In consideration of the mutual promises, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

           1.  Promissory Note. Subject to the terms and conditions contained
               ---------------
herein, Borrower had executed and delivered to Lender a Promissory Note dated as of February 1, 2001, a copy of which is attached hereto as Exhibit A and
                                                           ---------
incorporated herein by reference (the "Note").

           2.  Promise to Pay.
               --------------

               (a) As set forth in the Note, interest shall accrue from February 1, 2001 at the rate of 5.07% per annum (the Applicable Federal Rate), compounded annually. If payment of principal or accrued interest is not made in full when due, all unpaid amounts (including principal and interest) shall bear additional interest at the maximum rate legally payable to Lender until paid in full.

               (b) Unless the loan repayment schedule is accelerated pursuant to Section 3 of this Agreement or the terms of the Note, Borrower promises to pay to Lender, on November 21, 2004 (the "Maturity Date"), the unpaid and previously unforgiven Principal Amount, together with any accrued but unpaid and previously unforgiven interest under the Note. However, the unpaid and previously unforgiven Principal Amount, together with any accrued but unpaid and previously unforgiven interest under the Note, shall be forgiven by Lender:

                    (i)   as provided in Section 2(c) below;

                    (ii) on the date of Involuntarily Termination (as defined in Section 7) of your employment with Ariba, Inc. (the "Company"); or

                    (iii) on the closing date of a Change in Control (as defined below).

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               (c) Borrower's obligation to repay any remaining unpaid and previously unforgiven Principal Amount together with any accrued but unpaid and previously unforgiven interest under the Note shall be reduced as Borrower remains employed by Company, according to the following schedule:

                   (i) After Borrower completes one full year of such employment starting on November 22, 2000 and ending on November 21, 2001, 25% of the full Principal Amount and all accrued but unpaid and previously unforgiven interest on the full Principal Amount through November 21, 2001 shall be forgiven by Lender on November 21, 2001;

                   (ii) After Borrower completes each additional full year of such employment starting on November 22 each year (beginning on November 22, 2001 and ending on November 22, 2003) and ending on November 21 of the following calendar year, 25% of the full Principal Amount and all accrued but unpaid and previously unforgiven interest on the full unpaid Principal Amount through November 21 of such following year shall be forgiven by Lender on such November 21; and

                   (iii) Upon termination of employment other than for Cause after Borrower completes a partial year of such employment starting on November 22 each year (beginning on November 22, 2001 and ending on November 22, 2003) and ending before November 21 of the following calendar year, a Pro Rata Share (as defined below) and all accrued but unpaid and previously unforgiven interest on the full unpaid Principal Amount through the date of termination of such employment shall be forgiven upon the date of termination of employment. "Pro Rata Share" shall equal the full Principal Amount multiplied by a fraction (i) the numerator of which is the number of days between the date of termination of employment and the immediately preceding November 22 divided by (ii) the denominator of which is 1,440

               (d) If any payment is due on Saturday, Sunday or a public holiday under the laws of the State of California, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. For purposes of this Agreement, Borrower's employment with the Company shall be deemed to have commenced on November 22, 2000.

           3.  Acceleration. The then outstanding and previously unforgiven
               ------------
Principal Amount, together with all accrued but unpaid and previously unforgiven interest under the Note, shall be immediately due and payable on the last day of the third month following Borrower's Voluntary Resignation (as defined in Section 7) or Borrower's termination of employment for Cause (as defined in
Section 7).

           4.  Governing Law. This Agreement shall be construed and interpreted
               -------------
under the laws of the State of California.

           5.  Entire Agreement; Controlling Documents. This Agreement and the
               ---------------------------------------
Note constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written or implied) which relate to the subject matter hereof.

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     6. Successors and Assigns. Borrower and Lender agree that all of the terms
        ----------------------
of this Agreement shall be binding on their successors and assigns, and that the term "Borrower" and the term "Lender" as used herein shall be deemed to include as to each party for all purposes, the designees, successors, assigns, heirs, executors and administrators of such party. Lender hereby confirms that the Note is not assignable, except to an affiliate or the family members of an affiliate.

     7. Definitions.
        -----------

        (a)   "Cause" means:

              (i) Borrower's intentional misconduct that materially harms the Company, but only if such misconduct results in Borrower's conviction of, or a plea of guilty or no contest to, a felony under the laws of the United States or any state of the United States after exhaustion of all appeals; or

              (ii) Borrower's intentional failure to provide services to the Company on a full-time basis (except during any approved vacations, holidays or absences for disability, family emergency or illness), but only if:

                   A. such failure to provide services has caused material harm to the Company and has persisted for a period of not less than fifteen (15) consecutive business days or thirty (30) total business days within any twelve
(12) month period;

                   B. Borrower has received written notice from the Board of Directors signed by a majority of the non-employee directors of the Company specifying in reasonable detail the grounds for determining that Borrower has failed to perform services to the Company on a full-time basis;

                   C. if requested by Borrower, an independent third-party arbitrator designated by Borrower within fifteen (15) days after receipt of such notice and accepted by a majority of the non-employee directors of the Company (or, if Borrower does not designate an arbitrator within such fifteen (15)-day period, an arbitrator designated by a majority of the non-employee directors of the Company within thirty (30) days after delivery of such notice and accepted by Borrower) has, within thirty (30) days after such arbitrator's designation,
(1) reviewed the factual basis for the notice from the Board of Directors and
(2) made a determination that cause for termination of Borrower exists under this paragraph;

                   D. upon the receipt of the written notice by Borrower notice pursuant to (B) above, Borrower has an opportunity to cure such failure within thirty (30) days after receiving such written notice; and

                   E. the arbitrator has made a determination in the determination referred to in (C) above, based on a review of the relevant facts, that Borrower has failed to cure such failure during such thirty (30)-day cure period.

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For purposes of this subsection (a), the quality or competency of Borrower's performance or the results obtained by such performance shall not be relevant. The Company shall pay the fees and expenses of the arbitrator referred to in (C) above. The Lender shall have the burden of proving that Borrower's employment has been terminated for cause.

           (b) "Change in Control" means

               (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

               (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets; or

               (iii) any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph (d), the term "person" shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

           (c) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           (d) "Involuntary Termination" means the termination of Borrower's employment with the Company which occurs by reason of:

               (i) Borrower's involuntary dismissal or discharge by the Company for reasons other than for Cause, or

               (ii) Borrower's death, Permanent Disability (as defined below) or voluntary termination of employment which, in the case of voluntary termination follows (A) a change in Borrower's position with the Company which materially reduces Borrower's level of responsibility or results in his no longer reporting to the Chief Executive Officer, (B) a reduction in Borrower's level of base salary or bonus target or (C) a relocation of Borrower's place of

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employment by more than twenty-five (25) miles, provided and only if such change, reduction or relocation is effected by the Company without Borrower's consent. "Permanent Disability" means the Borrower's inability due to disease or injury to perform the substantial duties of his position for a period exceeding 90 days.

           (e) "Voluntary Resignation" means Borrower's voluntary termination of employment with Company for any reason other than reasons that would constitute an Involuntary Termination.

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           IN WITNESS WHEREOF, the undersigned have executed this Agreement the day and year first above written.

                                  BORROWER


                                  /s/ Robert M. Calderoni
                                  -----------------------------------
                                  ROBERT M. CALDERONI


                                  19753 Minocqua Court
                                  Saratoga, CA 95070


                                  LENDER

                                  /s/ [ * ]
                                  -----------------------------------
                                  GOLDEN BEAR REAL ESTATE, L.L.C.

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                           EXHIBIT A TO LOAN AGREEMENT

                                 Promissory Note

                                       E-1